EXHIBIT 23(iii)

                       [Deloitte & Touche LLP Letterhead]

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements File No. 33-50425, File No. 33-59581 and File No. 33-60271 of Virginia Electric and Power Company on Forms S-3 of our report dated February 2, 1996, appearing in the Annual Report on Form 10-K of Virginia Electric and Power Company for the year ended December 31, 1995.

DELOITTE & TOUCHE LLP
Richmond, Virginia
March 12, 1996